Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION RELATING TO THE MERGER WITH GUARANTY BANCORP
On January 1, 2019, pursuant to the terms of the Agreement and Plan of Reorganization, dated as of May 22, 2018 (the “Merger Agreement”) by and between Guaranty Bancorp, a Delaware corporation (“Guaranty”), and Independent Bank Group, Inc., a Texas corporation (“Independent,” or the “Company”), Guaranty merged with and into Independent (the “Merger”), with Independent continuing as the surviving entity in the Merger. Immediately after the Merger, Guaranty’s wholly owned bank subsidiary, Guaranty Bank and Trust Company, merged with and into Independent’s wholly owned bank subsidiary, Independent Bank (the “Bank Merger”), with Independent Bank as the surviving entity in the Bank Merger.
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Guaranty (except for shares that were owned directly by Independent or Guaranty, subject to certain customary exceptions, which were cancelled in the Merger) was converted into the right to receive 0.45 shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”). No fractional shares of Company Common Stock were issued in the Merger, and Guaranty stockholders became entitled to receive cash in lieu of fractional shares. Each unvested award of restricted Guaranty common stock granted under Guaranty’s Amended and Restated 2005 Stock Incentive Plan, as amended, that was outstanding as of immediately prior to the Effective Time (which we refer to as a “Guaranty 2005 RSA”) vested and became entitled to receive the merger consideration in respect of each share of Guaranty common stock subject to such Guaranty 2005 RSA, less applicable withholding taxes. At the Effective Time, subject to certain exceptions, each unvested award of restricted Guaranty common stock granted under Guaranty’s 2015 Long-Term Incentive Plan, as amended, that was outstanding as of immediately prior to the Effective Time (which we refer to as a “Guaranty 2015 RSA”), was converted into an award of restricted shares of Independent common stock (which we refer to as a “Replacement RSA”). The Replacement RSA related to the number of shares of Independent common stock equal to the product of (i) the number of shares of Guaranty common stock subject to such Guaranty 2015 RSA immediately prior to the Effective Time (with respect to any performance-vesting Guaranty 2015 RSA for which the performance period had not been completed as of the Effective Time, the number of shares was the target number of shares subject to such Guaranty 2015 RSA), multiplied by (ii) the exchange ratio, with any fractional shares rounded up to the next whole number of shares.
The tables below set forth the condensed consolidated financial information for each of the Company and Guaranty as well as unaudited pro forma condensed combined consolidated financial information for the Company and Guaranty reflecting the Merger (the “unaudited pro forma financial information”) for the year ended December 31, 2017 and as of and for the nine months ended September 30, 2018. Except as otherwise noted in the footnotes to the table, (i) the financial information included under the “Independent Historical” column is derived from the unaudited interim financial statements of the Company as of and for the nine months ended September 30, 2018 and the Company's audited financial statements for the year ended December 31, 2017, and (ii) the financial information under the “Guaranty Historical” column is derived from Guaranty’s unaudited interim financial statements for the nine months ended September 30, 2018 and Guaranty’s audited financial statements for the year ended December 31, 2017. The unaudited interim financial statements for the Company are included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and the audited financial statements for the Company are included in its Annual Report on Form 10-K for the year ended December 31, 2017. The unaudited interim financial statements and the audited financial statements for Guaranty are included as Exhibits 99.2 and 99.1, respectively, to the Current Report on Form 8-K/A on which this Exhibit 99.3 is filed.
The following unaudited pro forma financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) Topic 805, Business Combinations, adjusted from our unaudited interim financial statements as of and for the nine months ended September 30, 2018 and our audited financial statements for the year ended December 31, 2017 to give effect to the Merger and the estimated acquisition accounting adjustments resulting from the Merger. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2018 in the table below is presented as if the Merger occurred on September 30, 2018, and includes the balance sheet of Carlile Bancshares, Inc. (“Carlile”) which Independent acquired on April 1, 2017, as of September 30, 2018, and the unaudited pro forma combined condensed consolidated statements of income for the nine months ended September 30, 2018 is presented as if the Merger occurred on January 1, 2017. The unaudited pro forma combined condensed statements of income for the year ended December 31, 2017 is presented as if the Merger and Independent’s acquisition of Carlile occurred on January 1, 2017. You should read such information in conjunction with the Company’s and Guaranty’s consolidated financial statements for the nine months ended September 30, 2018 and the year ended December 31, 2017, and Carlile’s consolidated financial statements for the year ended December 31, 2016 (included as Exhibit 99.2 to Independent’s Form 8-K/A filed on June 6, 2017), and related notes, as well as the accompanying notes to unaudited pro forma combined condensed consolidated financial information.
The unaudited pro forma financial information and explanatory notes have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with the Company treated as the acquirer. The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of Guaranty, as of January 1, 2019, the Effective Time of the Merger, will be recorded by the Company at their respective fair values and the excess of the Merger Consideration (as defined below) over the fair value of Guaranty’s net assets will be allocated to goodwill.
The preliminary purchase price allocation reflected in the unaudited pro forma financial information is based on the merger consideration of 0.45 shares of the Company's common stock issued per share of Guaranty common stock, including vested and unvested restricted stock as noted above (the “Merger Consideration”) valuing the transaction at approximately $602 million based upon the closing price of the Company's common stock on the Nasdaq Global Select Market of $45.77 on December 31, 2018, the last day of trading prior to the Effective Time.

The pro forma adjustments reflected in the unaudited pro forma financial information are based on estimates made for the purpose of preparing such financial information and are described in the accompanying explanatory notes. Independent's management believes that the estimates used in the unaudited pro forma financial information are reasonable under the circumstances. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under United States generally accepted accounting principles are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the pro forma adjustments presented herein. Adjustments may include, but not be limited to, changes in (i) Guaranty's balance sheet through the Effective Time; (ii) total merger-related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iii) the underlying values of assets and liabilities if market conditions differ from current assumptions. In addition, the unaudited pro forma financial information do not include the effects of any potential cost savings which management believes will result from combining certain operating procedures.
The Company anticipates that the acquisition of Guaranty will provide the combined company with the ability to better serve its customers, reach new customers and reduce operating expenses. In addition, certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of Guaranty. The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.
The unaudited pro forma financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined as of the dates indicated and at the beginning of the periods presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company, which could differ materially from those shown in this information. The unaudited pro forma financial information does not reflect the benefits of expected synergies or other factors that may result as a consequence of the Merger.

Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)

	September 30, 2018
	Independent Historical	Guaranty Historical	Pro Forma Adjustments		Pro Forma Combined
(in thousands)
Assets:
Cash and cash equivalents	$290,170	$39,188	$—		$329,358
Certificates of deposit held in other banks	1,225	254	—		1,479
Securities available for sale	760,995	335,025	—		1,096,020
Securities held to maturity	—	251,188	(9,953)	(a)	241,235
Loans held for sale	27,730	2,228	—		29,958
Loans (gross)	7,701,155	2,929,415	(117,151)	(b)	10,513,419
Allowance for loan losses	(42,166)	(23,750)	23,750	(c)	(42,166)
Premises and equipment, net	156,320	63,030	6,471	(d)	225,821
Other real estate	4,610	596	—		5,206
Goodwill	721,784	67,917	213,749	(e)	1,003,450
Other intangible assets, net	46,533	15,814	55,938	(f)	118,285
Deferred tax asset	14,565	3,586	9,122	(g)	27,273
Other assets	208,543	126,036	—		334,579
Total Assets	$9,891,464	$3,810,527	$181,926		$13,883,917

Liabilities and Stockholders’ Equity
Deposits:
Noninterest bearing	$2,235,377	$960,931	$—		$3,196,308
Interest bearing	5,547,475	2,099,016	—		7,646,491
Total deposits	7,782,852	3,059,947	—		10,842,799
FHLB advances	345,000	233,060	—		578,060
Repurchase agreements	—	8,622	—		8,622
Other borrowings	137,207	39,353	—		176,560
Junior subordinated debentures	27,803	25,774	—		53,577
Other liabilities	31,418	15,532	14,457	(h)	61,407
Total Liabilities	8,324,280	3,382,288	14,457		11,721,025
Stockholders’ equity:
Total Stockholders’ Equity	1,567,184	428,239	167,469	(i)(j)	2,162,892
Total Liabilities and Stockholders’ Equity	$9,891,464	$3,810,527	$181,926		$13,883,917

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Purchase Accounting and Pro Forma Adjustments:
(a) Adjustment to securities classified as held-to-maturity to reflect estimated fair value of acquired investment securities.
(b) Adjustment to loans, net of unearned income to reflect estimated fair value adjustments, which include lifetime credit loss expectations, current interest rates and liquidity, to acquired loans.
(c) Elimination of Guaranty’s existing allowance for loan loss.
(d) Adjustment to premises and equipment to reflect estimated fair value of acquired premises and equipment related mainly to land.
(e) Adjustments to goodwill to eliminate Guaranty goodwill of $67.9 million and record the Company’s estimated goodwill associated with the Merger of $281.7 million.
(f) Adjustments to other intangible assets to eliminate Guaranty net intangible assets of $15.8 million and record the Company’s estimated core deposit intangible assets of $62 million, which are estimated to be approximately 2.0% of total deposits, and the Company's estimated customer intangible assets of $9.8 million.
(g) Adjustment to reflect tax effect of acquisition accounting adjustments at blended rate of 22.28%.
(h) Adjustment to reflect $8.3 million of accrued direct merger-related transactions costs related to Guaranty and $6.2 million related to the Company, net of tax liability
(i) Eliminate Guaranty capital accounts and record one-time-related merger transaction costs as noted above.
(j) Record issuance of 13,179,748 shares of the Company’s common stock for Merger Consideration as indicated below.

The following table summarizes the estimated merger consideration as of the Effective Time and the preliminary allocation of the purchase price to the estimated fair value of assets and liabilities as of September 30, 2018, the effective date of the merger for the purposes of this pro forma presentation (in thousands, except per share data):

Summary of Independent common stock issued for merger consideration:
Guaranty common shares outstanding of 29,132,222 immediately prior to Effective Time at exchange ratio of 0.45 (excluding Guaranty 2015 RSAs and fractional shares)		13,109,500
Guaranty 2015 RSAs outstanding of 155,852, immediately prior to Effective Time, replaced with the Company's restricted stock awards at exchange ratio of 0.45 with fractional shares rounded up(1)		70,248
Aggregate shares of Company stock issued to Guaranty shareholders		13,179,748

Summary of Merger Consideration and purchase price allocation:
Stock consideration issued to Guaranty shareholders based upon Independent Bank price of $45.77 as of Effective Time		$600,022
Consideration attributable to restricted stock replacement awards pre-Merger services(1)		1,850
Consideration paid in cash to Guaranty shareholders in lieu of fractional shares		9
Total estimated merger consideration as of Effective Time used for pro forma purchase price		$601,881

Assets of acquired bank:(2)
Cash and cash equivalents	$39,188
Certificates of deposit held in other banks	254
Securities	576,260
Loans	2,814,492
Premises and equipment	69,501
Core deposit and customer relationship intangibles	71,752
Other real estate	596
Deferred tax asset	12,708
Other assets	126,036
Total assets acquired	3,710,787

Liabilities of acquired bank:
Deposits	3,059,947
FHLB advances	233,060
Subordinated debentures	65,127
Other liabilities	32,438
Total liabilities assumed	3,390,572

Net assets acquired		320,215
Preliminary Pro Forma Goodwill		$281,666

(1) Each Guaranty 2015 RSA was not settled upon completion of the Merger, and instead was converted and replaced with the Company's restricted stock award, the Replacement RSA. Consideration includes the portion of the fair value of the Replacement RSAs attributed to pre-merger services. The fair value attributable to post-merger services will be recorded as compensation expense in the Company's post-merger financial statements. In accordance with ASC 805-30-55, Business Combinations, to calculate the fair value of total replaced RSA grants attributable to pre-merger services, the portion of the replacement award attributable to pre-merger service is the fair-value-based measure of the unvested Guaranty award, determined in accordance with ASC 718, Stock Compensation, multiplied by the ratio of the pre-merger service period to the greater of the total service period or the original service period of the unvested Guaranty award. The total service period is the sum of the following amounts: (a) The part of the requisite service period for the unvested Guaranty award that was completed before the acquisition date and (b) The pre-merger requisite service period, if any, for the replacement award.
(2) Fair value estimates for securities, loans, deposits, premises and core deposit and customer intangibles are subject to adjustment upon finalization of third party valuations and appraisals.

Pro Forma Condensed Combined Consolidated Income Statements
(Unaudited)

	Nine Months Ended September 30, 2018
(in thousands, except per share data)	Independent Historical	Guaranty Historical	Pro Forma Adjustments		Pro Forma Combined
Interest income
Interest & fees on loans	$277,993	$99,489	$16,667	(a)	$394,149
Interest on securities	13,719	11,422	3,314	(b)	28,455
Interest on other	2,773	1,303	—		4,076
Total interest income	294,485	112,214	19,981		426,680
Interest expense
Interest on deposits	40,006	8,234	—		48,240
Interest on other borrowings	15,335	6,219	—		21,554
Total interest expense	55,341	14,453	—		69,794
Net interest income	239,144	97,761	19,981		356,886
Provision for loan losses	6,950	924	—		7,874
Net interest income after provision	232,194	96,837	19,981		349,012
Noninterest income
Service charges	10,607	10,538	—		21,145
Investment management and trust	—	7,514	—		7,514
Mortgage banking revenue	12,134	—	—		12,134
Gain (loss) on sales of assets, net	(13)	932	—		919
Other	9,609	3,613	—		13,222
Total noninterest income	32,337	22,597	—		54,934
Noninterest expense
Salaries & employee benefits	82,072	38,391	—		120,463
Occupancy	18,295	8,186	—		26,481
Merger Expenses	5,671	1,508	(2,558)	(c)	4,621
Other	40,733	18,142	4,196	(d)	63,071
Total noninterest expense	146,771	66,227	1,638		214,636
Income before taxes	117,760	53,207	18,343		189,310
Income tax expense	23,465	11,443	4,087	(e)	38,995
Net income	$94,295	$41,764	$14,256		$150,315

Pro Forma Combined Per Share Data (Common Stock)(1)
Earnings:
Basic	$3.22	$1.45			$3.45
Diluted(2)	$3.21	$1.44			$3.44
Weighted average shares outstanding:(2)
Basic	29,294,493	28,851,952			42,474,241
Diluted	29,385,785	29,083,965			42,565,533

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Guaranty Pro Forma Adjustments:
(a) Net adjustment to eliminate Guaranty amortization of premiums and accretion of discounts on previously acquired loans and record the Company's estimated amortization of premiums and accretion on acquired loans based on expected fair market value adjustment to such loans.
(b) Net adjustment to eliminate Guaranty amortization of premiums and accretion of discounts on previously acquired securities and record the Company's estimated amortization of premiums and accretion on acquired securities based on expected fair market value adjustment to such securities.
(c) Adjustment to reverse non-recurrring merger-related transaction costs (e.g., advisory, legal, other professional fees) of $1,161 related to the Company and $1,397 related to Guaranty.
(d) Net adjustment to eliminate Guaranty amortization expense on core deposit and customer relationship intangibles and record the Company's estimated amortization of such acquired intangibles based on a 10 year life using the straight-line amortization method.
(e) Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated blended federal and state tax rate of 22.28%.

	Year Ended December 31, 2017
	Independent	Carlile Bancshares			Guaranty			Pro Forma
(in thousands, except per share data)	12/31/2017 Historical	3/31/2017 Historical	Pro Forma Adjustments		12/31/2017 Historical	Pro Forma Adjustments		12/31/2017 Combined
Interest income
Interest & fees on loans	$290,357	$17,846	$1,150	(a)	$118,674	$22,222	(e)	$450,249
Interest on securities	12,106	1,797	—		14,197	4,418	(f)	32,518
Interest on other	5,451	334	—		1,431			7,216
Total interest income	307,914	19,977	1,150		134,302	26,640		489,983
Interest expense
Interest on deposits	28,518	1,115	—		7,344	—		36,977
Interest on other borrowings	13,918	213	40	(b)	6,159	—		20,330
Total interest expense	42,436	1,328	40		13,503			57,307
Net interest income	265,478	18,649	1,110		120,799	26,640		432,676
Provision for loan losses	8,265	338	—		992	—		9,595
Net interest income after provision	257,213	18,311	1,110		119,807	10,456		406,897
Noninterest income
Service charges	12,955	1,023	—		13,951	—		27,929
Investment Management and Trust	—	—	—		6,005	—		6,005
Mortgage fee income	13,755	2,525	—		—	—		16,280
Gain on sale of assets	4,242	194	—		1,250	—		5,686
Other	10,335	3,136	—		4,238	—		17,709
Total noninterest income	41,287	6,878	—		25,444	—		73,609
Noninterest expense
Salaries & employee benefits	95,741	12,398	—		46,762	—		154,901
Occupancy	22,079	2,273	—		10,562	—		34,914
Merger Expenses	12,898	155	—		3,587	—		16,640
Other	46,095	4,799	733	(c)	25,884	5,594	(g)	83,105
Total noninterest expense	176,813	19,625	733		86,795	5,594		289,560
Income before taxes	121,687	5,564	377		58,456	21,046		207,130
Income tax expense	45,175	1,423	137	(d)	19,832	7,635	(h)	74,202
Net income	$76,512	$4,141	$240		$38,624	$13,411		$132,928
Pro Forma Combined Per Share Data (Common Stock)(1)
Earnings:
Basic	$2.98				$1.38			$3.24
Diluted(2)	$2.97				$1.36			$3.23
Weighted average shares outstanding:(2)
Basic	25,636,292				28,056,588			40,987,061
Diluted	25,742,362				28,343,687			41,093,131

______________________
Carlile Bancshares Pro Forma Adjustments:
(a) Net adjustment to eliminate Carlile amortization of premiums and accretion of discounts on previously acquired loans and record the Company estimated amortization of premiums and accretion on acquired loans based on expected fair market value adjustment to such loans.
(b) Adjustment to interest expense for amortization on trust preferred securities discount based on expected fair market value adjustment.
(c) Net adjustment to eliminate Carlile amortization expense on core deposit intangible and record the Company's estimated amortization of such acquired intangible based on a 10 year life using the straight-line amortization method.
(d) Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated blended federal and state tax rate of 36.28%.

Guaranty Pro Forma Adjustments:
(e) Net adjustment to eliminate Guaranty amortization of premiums and accretion of discounts on previously acquired loans and record the Company estimated amortization of premiums and accretion on acquired loans based on expected fair market value adjustment to such loans.
(f) Net adjustment to eliminate Guaranty amortization of premiums and accretion of discounts on previously acquired securities and record the Company's estimated amortization of premiums and accretion on acquired securities based on expected fair market value adjustment to such securities.

(g) Net adjustment to eliminate Guaranty amortization expense on core deposit and customer relationship intangibles and record the Company's estimated amortization of such acquired intangibles based on a 10 year life using the straight-line amortization method.
(h) Adjustment to income tax expense to record the income tax effects of pro forma adjustments at the estimated blended federal and state tax rate of 36.28%.

______________________
Footnotes to Pro Forma Consolidated Income Statements

(1)
The per share amounts and the weighted average shares outstanding for each of the periods shown have been adjusted for the assumed issuance of a total of 13,179,748 and 8,804,699 shares of Independent’s common stock to Guaranty’s and Carlile Bancshares' shareholders, respectively, in the respective mergers, effective as of January 1, 2017.

(2)
The pro forma combined diluted earnings per share for each period presented are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Independent’s common shares outstanding during that period adjusted for the dilutive effect of outstanding warrants to purchase shares of Independent common stock, and adjusted for the assumed issuance of a total of 13,179,748 and 8,804,699 shares of Independent’s common stock to Guaranty’s and Carlile Bancshares' shareholders, respectively, in the respective mergers,, effective as of January 1, 2017. See Note 1 to Independent’s consolidated financial statements appearing in Independent’s Annual Report on Form 10-K for the year ended December 31, 2017 for more information regarding the dilutive effect of its outstanding warrants and regarding certain nonvested shares of common stock, the effect of which is anti-dilutive.